Exhibit 10.3
PURCHASE AGREEMENT
This PURCHASE AGREEMENT (this “Agreement”) made as of June 28, 2020, by and between TravelCenters of America Inc., a Maryland corporation (the “Company”), and Service Properties Trust, a Maryland real estate investment trust (the “Purchaser”).
WHEREAS, the Company has filed a registration statement on Form S-3 (File No. 333-223310) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”), as amended by post-effective amendment no. 1 thereto (as amended, the “Registration Statement”), relating to, among other securities, shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and the Company is proposing to sell Common Stock in an underwritten public offering pursuant to the Registration Statement (the “Offering”) of Common Stock;
WHEREAS, the Purchaser desires to purchase in the Offering, upon the terms and conditions set forth in this Agreement, up to that minimum number of shares of Common Stock required for the Purchaser to retain its pro rata ownership of 8.2% of the outstanding shares of the Common Stock of the Company immediately following the closing of the Offering (the “Initial Pro Rata Shares”), based upon the public offering price per share of Common Stock in the Offering and subject to the limitations described herein;
WHEREAS, to the extent the underwriters of the Offering exercise their option to purchase additional shares of Common Stock in the Offering (the “Over-Allotment Exercise”), the Purchaser desires to purchase, upon the terms and conditions set forth in this Agreement, up to that minimum number of additional shares of Common Stock required for the Purchaser to retain its pro rata ownership of 8.2% of the outstanding shares of the Common Stock of the Company immediately following the closing of the Over-Allotment Exercise (such shares, the “Over-Allotment Pro Rata Shares”, and together with the Initial Pro Rata Shares, the “Pro Rata Shares”), based upon the public offering price per share of Common Stock in the Offering and subject to the limitations described herein; and
WHEREAS, in any event, the (i) aggregate number of shares of Common Stock beneficially owned by Purchaser immediately following the (a) closing of the Offering and (b) the closing of any Over-Allotment Exercise, shall not in either case, exceed Purchaser’s existing pro rata ownership of 8.2% of the shares of Common Stock issued and outstanding immediately following such closing and (ii) the value of the Pro Rata Shares to be purchased shall not exceed $25,000,000 in aggregate (together, the “Ownership Limitation”).
NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:
1.Purchase of Shares.
1.1 Initial Closing. On the terms and conditions and subject to the determination by Purchaser that such terms and conditions are fair and reasonable to the Purchaser, upon the closing of the Offering, the Purchaser agrees to purchase, at a purchase price per share equal to the public offering price per share of Common Stock sold in the Offering, the Initial Pro Rata Shares.
1.2 Over-Allotment Closing. Subject to the completion of the purchase by the Purchaser of the Initial Pro Rata Shares, upon the closing of the Over-Allotment Exercise, the Purchaser agrees to purchase, at a purchase price per share equal to the public offering price per share of Common Stock sold in the Offering, the Over-Allotment Pro Rata Shares.
1.3 Conditions. Notwithstanding anything herein to the contrary, Purchaser’s obligations hereunder are subject in all respects to the Ownership Limitation.
2.Representations and Warranties of the Company. In connection with the issuance and sale of the Pro Rata Shares, the Company hereby represents and warrants to the Purchaser that:
2.1 The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Maryland and the Company has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.
2.2 All corporate action necessary to be taken by the Company to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by the Company in connection with the transactions contemplated hereby has been duly and validly taken and this Agreement has been duly executed and delivered by the Company. This Agreement constitutes the valid, binding and enforceable obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The issuance and sale by the Company of the Pro Rata Shares does not conflict with its organizational documents or any material contract by which the Company or its property or assets is bound, or any federal or state laws or regulations or decree, ruling or judgment of any United States or state court applicable to the Company or its property or assets.
3.Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:
3.1 The Purchaser is a duly formed real estate investment trust, validly existing and in good standing under the laws of the State of Maryland. The Purchaser has all necessary trust power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

3.2 All action necessary to be taken by the Purchaser to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by the Purchaser in connection with the transactions contemplated hereby has been duly and validly taken and this Agreement has been duly executed and delivered by the Purchaser. This Agreement constitutes the valid, binding and enforceable obligation of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The purchase by the Purchaser of the Pro Rata Shares does not conflict with its organizational documents or any material contract by which the Purchaser or its property or assets is bound, or any federal or state laws or regulations or decree, ruling or judgment of any United States or state court applicable to the Purchaser or its property or assets.
3.3 The acquisition of Pro Rata Shares by the Purchaser will be in the ordinary course of business and not with the purpose or effect of changing or influencing control of the Company, and the Purchaser has not acquired shares of Common Stock in connection with any transaction having such purpose or effect.
3.4 The Purchaser has cooperated and in the future will reasonably cooperate with the Company, including through the provision of such information as the Company may reasonably request with respect to any matter pertaining to tax or gaming compliance of the Company.
4.Miscellaneous. The Company agrees to cooperate with the Purchaser to ensure that the transactions contemplated by this Agreement will not adversely affect Purchaser’s qualification for taxation as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), including taking such actions as are necessary to ensure that any rents paid by the Company (or its affiliates) to Purchaser (or its affiliates) continue to qualify, in full, as “rents from real property” within the meaning of Section 856(d) of the Code.
5.Amendments. This Agreement may not be amended, modified or waived, in whole or in part, except by an agreement in writing signed by each of the parties hereto.
6.Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile or other method of electronic transmission, and any such executed copy shall be treated as an original.

7.Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. The parties hereby agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The parties hereby waive any objection to such exclusive jurisdiction and agree not to plead or claim that such courts represent an inconvenient forum.
8.Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.
9.Severability. In case any provision of this Agreement shall be found by a court of law to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.
10.Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and they supersede, merge, and render void every other prior written and/or oral understanding or agreement among or between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

TRAVELCENTERS OF AMERICA INC.

By:	/s/ Mark R. Young
Name: Mark. R. Young
Title: Executive Vice President and General
Counsel

SERVICE PROPERTIES TRUST

By:	/s/ John G. Murray
Name: John G. Murray
Title: President and Chief Executive Officer

        [Signature Page to SVC Purchase Agreement]